UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2007

Technology Solutions Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19433	36-3584201
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 East Monroe Street, Suite 2600, Chicago, Illinois		60603
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-228-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 21, 2007, Mr. John R. Purcell informed the Chairman of the Company's Board of Directors of his resignation from the Board of Directors of the Company.

(d) On February 27, 2007, the Company's Board of Directors appointed Kathryn A. DCamp as a director to fill a directorship vacancy on the Board of Directors. The Board of Directors also appointed Ms. DCamp to serve as a member of its compensation committee. Ms. DCamp will receive compensation for service on the Board of Directors and any committee in accordance with the compensation for directors who are not employees of the Company as further described under the heading "Compensation of Outside Directors" in the Company's 2006 Proxy Report filed with the SEC on March 28, 2006.

A copy of the press release announcing the appointment of Ms. DCamp to the Board of Directors is furnished as Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technology Solutions Company

February 27, 2007	By:	Sandor Grosz

Name: Sandor Grosz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Text of Press Release, dated February 27, 2007, titled Technology Solutions Company Appoints Kathryn A. DCamp to Board of Directors